NOTE PURCHASE AGREEMENT

THIS NOTE PURCHASE AGREEMENT (“Agreement”) is made as of March 31, 2006, by and among Health Partnership Inc., a Colorado corporation, (the “Company”), and Douglas J. Stukel (“Lender”). Capitalized terms not otherwise defined in this Agreement shall have the meanings ascribed to them in Section 1 below.

WHEREAS, Company is in need of additional financing to provide for certain obligations of Company, and Lender is willing to advance $300,000 to Company on the terms set forth below, contingent upon Company agreeing to pay back all monies advanced by Lender hereby on a priority basis prior to the repayment of any present or future indebtedness of Company, including but not limited to purchase money financing for the purchase of Capital Partners for Health & Fitness, Inc. and the prior $400,000 of bridge financing issued by Company to several lenders during the period of January through February of 2006 (all such other indebtedness being the “Other Indebtedness;” and

WHEREAS, the Company has obtained the written consent of Gerard M. Jacobs in connection with the sale and issuance of the Note pursuant to that certain Note Purchase Agreement, dated October 31, 2005 by the Company and each lender named therein, a copy of which consent is attached hereto as Exhibit A.

NOW, THEREFORE, THE PARTIES HEREBY AGREE AS FOLLOWS:

1.  Definitions.

(a)  “Common Stock” shall mean the common stock, par value $.0001, of the Company.

(b)  “Consideration” shall mean the amount of money paid by Lender pursuant to this Agreement, namely the sum of $300,000

(c)  “Equity Securities” shall mean the Company’s Common Stock or Preferred Stock or any securities conferring the right to purchase the Company’s Preferred Stock or securities convertible into, or exchangeable for (with or without additional consideration), the Company’s Common Stock or Preferred Stock, except any security granted, issued and/or sold by the Company to any director, officer, employee or consultant of the Company in such capacity for the primary purpose of soliciting or retaining their services.

(d)  “Knowledge” shall mean the actual knowledge of any officer of the Company.

(e)  “Maturity Date” shall mean the earlier of July 31, 2006 or the day in which the Company breaks escrow (“Escrow Break Date”) with respect to the issuance of Common Stock pursuant to its February 13, 2006 Amended and Restated Confidential Private Placement Memorandum, or any substitute equity financing in lieu thereof.

(f)  “Note” shall mean the unsecured promissory note issued to Lender pursuant to Section 2.1 below, the form of which is attached hereto as Exhibit B.

(g)  “Preferred Stock” shall mean the preferred stock, par value $0.10, of the Company.

(h)  “Securities” shall have the meaning set forth in Section 5.2 below.

2.  Terms of the Note.

2.1  Issuance of Note. In return for the Consideration paid by Lender, the Company shall sell and issue to Lender one unsecured Note in the principal amount of $300,000.

3.  Closing. The closing (the “Closing”) of the purchase of the Note shall take place at the offices of the Company take place by facsimile on the date of this Agreement by circulation of counterpart copies of the relevant documents, to be followed by the delivery of originals thereafter.

4.  Representations and Warranties of the Company. In connection with the transactions provided for herein, the Company hereby represents and warrants to the Lenders that:

4.1  Organization, Good Standing and Qualification. The Company is a corporation duly organized, validly existing, and in good standing under the laws of the State of Colorado and has all requisite corporate power and authority to carry on its business as now conducted. The Company is duly qualified to transact business and is in good standing in each jurisdiction in which the failure to so qualify would have a material adverse effect on its business or properties.

4.2  Authorization. All corporate action has been taken on the part of the Company, its officers, directors and stockholders necessary for the authorization, execution, delivery and performance, of this Agreement and the Note. Except as may be limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, the Company has taken all corporate action required to make all of the obligations of the Company reflected in the provisions of this Agreement and the Note the valid and enforceable obligations they purport to be.

4.3  Compliance with Other Instruments. Neither the authorization, execution and delivery of this Agreement or the Note, nor the issuance and delivery of the Note, will constitute or result in a default or violation of any law or regulation applicable to the Company or any term or provision of the Company’s current Articles or Bylaws or any material agreement or instrument by which it is bound or to which its properties or assets are subject.

4.4  Valid Issuance. The Note when issued, will be duly and validly issued, fully paid and nonassessable and, based in part upon the representations and warranties of the Lender in this Agreement, and will be issued in compliance with all applicable federal and state securities laws.

4.5  No Violation. The Company is not in violation of any order of any court, arbitrator or governmental body, material laws, ordinances or governmental rules or regulations (domestic or foreign) to which it is subject, or with respect to any material loan agreement, debt instrument or contract with a supplier or customer of the Company or other agreement to which it is a party and has not failed to obtain or apply for any licenses, permits, franchises or other governmental authorizations necessary to the ownership of its property or to the conduct of its business.

4.6  No Litigation. There are no suits or proceedings pending or, to the Knowledge of the Company, threatened in any court or before any regulatory commission, board or other governmental administrative agency against or affecting the Company which if determined adversely to the Company could result in a material adverse effect on the Company’s business as presently conducted or its ability to perform its obligations hereunder or under the Note.

4.7  Arms’ Length Transactions. The transactions evidenced by this Agreement and the Note and the other documents and instruments delivered in connection herewith or therewith (a) are the result of arms’ length negotiations among the parties hereto, (b) are made on commercially reasonable terms, and (c) are undertaken by the Company without any intent to hinder, delay or defraud any entity to which the Company is or may become indebted.

5.  Representations and Warranties of the Lender. In connection with the transactions provided for herein, Lender hereby represents and warrants to the Company that:

5.1  Authorization. This Agreement constitutes Lender’s valid and legally binding obligation, enforceable in accordance with its terms, except as may be limited by (a) applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights, and (c) laws relating to the availability of specific performance, injunctive relief or other equitable remedies. Lender represents that the execution, delivery and performance of this Agreement has been duly authorized and approved by Lender.

5.2  Purchase Entirely for Own Account. Lender acknowledges that this Agreement is made with Lender in reliance upon Lender’s representation to the Company that the Note (collectively, the “Securities”) will be acquired for investment for Lender’s own account, as principal and not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, Lender further represents that Lender does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Securities.

5.3  Disclosure of Information. Lender acknowledges that it has received all the information, documents and materials it considers necessary or appropriate for deciding whether to acquire the Securities. Lender confirms that he has made such further investigation of the Company as was deemed appropriate to evaluate the merits and risks of this investment. Lender further represents that it has had an opportunity to ask questions and receive answers from the Company regarding the terms and conditions of the offering of the Securities.

5.4  Investment Experience. Lender is an investor in securities of companies in the development stage and acknowledges that he is able to fend for himself, can bear the economic risk of its investment and has such knowledge and experience in financial or business matters that he is capable of evaluating the merits and risks of the investment in the Securities.

5.5  Accredited Investor. Lender is an “accredited investor” within the meaning of Rule 501 of Regulation D of the Securities Act of 1933, as presently in effect (the “Securities Act”).

5.6  Restricted Securities. Lender understands that the Securities are characterized as “restricted securities” under the federal securities laws inasmuch as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may not be resold except through a valid registration statement or pursuant to a valid exemption from the registration requirements under the Securities Act and applicable state securities laws. Lender represents that he is familiar with Rule 144 of the Securities Act, and understands the resale limitations imposed thereby and by the Securities Act and applicable state securities laws.

5.7  Further Limitations on Disposition. Without in any way limiting the representations and warranties set forth above, Lender further agrees not to make any disposition of all or any portion of the Securities unless and until the transferee has agreed in writing for the benefit of the Company to be bound by this Section 5 and:

(a)  There is then in effect a registration statement under the Securities Act covering such proposed disposition and such disposition is made in accordance with such registration statement or the disposition is otherwise made in a manner which in the reasonable opinion of the Company or its counsel would not violate applicable securities laws;

(b)  (i)Lender has notified the Company of the proposed disposition and has furnished the Company with a detailed statement of the circumstances surrounding the proposed disposition; and (ii) if reasonably requested by the Company, Lender shall have furnished the Company with an opinion of counsel, reasonably satisfactory to the Company, that such disposition will not require registration of such shares under the Securities Act; or

(c)  All transferees agree in writing to be subject to the terms hereof, and any other agreements to which such Securities may be subject, to the same extent as if they were the Lender hereunder.

5.8  Legends. It is understood that the certificates evidencing the Securities, or any other securities issued in respect of the Securities upon any stock split, stock dividend, recapitalization, merger, consolidation or similar event, shall bear the legends required by applicable law as well as such agreements to which such Securities may be subject, including, without limitation, legends relating to restrictions on transfer under federal and state securities laws and legends required under applicable state securities laws, as well as the following legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.”

6.  Defaults and Remedies.

6.1  Events of Default. The following events shall be considered Events of Default with respect to the Note:

(a)  The Company shall default in the payment of any part of the principal or unpaid accrued interest on the Note when due;

(b)  The Company shall make an assignment for the benefit of creditors, or shall admit in writing its inability to pay its debts as they become due, or shall file a voluntary petition for bankruptcy, or shall file any petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, dissolution or similar relief under any present or future statute, law or regulation, or shall file any answer admitting the material allegations of a petition filed against the Company in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of the Company, or of all or any substantial part of the properties of the Company, or the Company or its respective directors or majority stockholders shall take any action looking to the dissolution or liquidation of the Company;

(c)  Within sixty (60) days after the commencement of any proceeding against the Company seeking any bankruptcy reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed, or within sixty (60) days after the appointment without the consent or acquiescence of the Company of any trustee, receiver or liquidator of the Company or of all or any substantial part of the properties of the Company, such appointment shall not have been vacated; or

(d)  The Company shall fail to observe or perform any other obligation to be observed or performed by it under this Agreement or the Note within ten (10) days after written notice from the Lender to perform or observe the obligation, or any representation or warranty made by the Company hereunder or thereunder shall be false in any material respect as of the date made and such representation or warranty is not cured, if susceptible to cure, within ten (10) days after the Company’s Knowledge of such failure.

(e) The Company shall make any payment with respect to the Other Indebtedness without Lender’s prior consent; the parties acknowledge and agree that as a material inducement to fund the loan evidenced by this Agreement, Lender is requiring the Company to pay all sums due with respect to the Note and thereafter, with respect to the $100,000 of funding from Lender (or an affiliate) and the $50,000 of funding from David Beamish (subsequently purchased by Lender or an affiliate) pursuant to the most recent aggregate round of $400,000 of bridge financing ($400,000 Bridge Round), prior to the payment of any of the remaining Other Indebtedness of Company. The parties further agree that on the Escrow Break Date, the Company shall pay in full the remainder of the $400,000 Bridge Round debt off in full after satisfaction of the above obligations to Lender.

6.2  Remedies. Upon the occurrence of an Event of Default under Section 6.1 hereof, at the option and upon the declaration of the holder of the Note, the entire unpaid principal and accrued and unpaid interest on the Note, and all other amounts owing under this Agreement shall, without presentment, demand, protest, or notice of any kind, all of which are hereby expressly waived, be forthwith due and payable, and such holder may, immediately and without expiration of any period of grace, enforce payment of all amounts due and owing under the Note and exercise any and all other remedies granted to Lender at law, in equity or otherwise; provided, however, that if any Event of Default occurs under Sections 6.1(b) or 6.1(c), all unpaid principal and accrued and unpaid interest on such Note, and all other amounts owing under this Agreement, shall automatically become immediately due and payable.

6.3  Additional Consideration. In the event the Note is not paid in full for any reason by the Maturity Date, Company agrees to issue to the holder of the Note 250,000 shares of its Common Stock as a nonpayment fee to the holder, which shares shall be held and subject to the restrictions on transfer set forth above.

7.  Miscellaneous.

7.1  Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, provided, however, that the Company may not assign its obligations under this Agreement without the written consent of the Lender (which shall not be unreasonably withheld), and Lender may not, without the written consent of the Company (which shall not be unreasonably withheld and which will be permitted to the extent of the assignment to the individual who provided the funds to Lender to enable him to make the loan called for hereunder), assign all or any portion of the Note to any person or entity. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

7.2  Governing Law. This Agreement and the Note shall be governed by and construed under the laws of the State of Illinois as applied to agreements among Illinois residents, made and to be performed entirely within the State of Illinois.

7.3  Counterparts. This Agreement, and any of the other agreements, documents and instruments contemplated hereby, may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery of an executed signature page to this Agreement, and any of the other Agreements, documents and instruments contemplated hereby, by facsimile transmission shall be effective as delivery of a manually signed counterpart hereof or thereof.

7.4  Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

7.5  Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed effectively given: (i) upon personal delivery to the party to be notified, (ii) when sent by confirmed electronic mail or facsimile if sent during normal business hours of the recipient, if not so confirmed, then on the next business day, (iii) five (5) days after having been sent by registered or certified mail, return receipt requested, postage prepaid or (iv) one (1) day after deposit with a nationally recognized overnight courier, specifying next day delivery, with written verification of receipt. All communications shall be sent to the respective parties at the following addresses (or at such other addresses as shall be specified by notice given in accordance with this Section 7.5):

If to the Company:	Health Partnership Inc. 3111 N. Seminary, Suite 1N Chicago, IL 60657 Attention: Lee Wiskowski; and 31 N. Suffolk Lane Lake Forest, Il. 60045 Attention: Gerard Jacobs

If to Lender:	Douglas J. Stukel 24750 Manor Drive Shorewood, Illinois 60431

7.6  Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction. Lender agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which Lender is responsible. The Company agrees to indemnify and hold harmless Lender from any liability for any commission or compensation in the nature of a finder’s fee (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

7.7  Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys’ fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled. The Company shall pay all costs and expenses that it incurs with respect to the negotiation, execution, delivery and performance of this Agreement.

7.8  Entire Agreement; Amendments and Waivers. This Agreement and the Note and the other documents delivered pursuant hereto constitute the full and entire understanding and agreement between the parties with regard to the subjects hereof and thereof. Nonetheless, any term of this Agreement or the Note may be amended and the observance of any term of this Agreement or the Note may be waived (either generally or in a particular instance and either retroactively or prospectively), with the written consent of the Company and the Lender. Any waiver or amendment effected in accordance with this Section 7.8 shall be binding upon each party to this Agreement and any holder of the Note purchased under this Agreement at the time outstanding and each future holder of the Note.

7.9  Effect of Amendment or Waiver. Lender acknowledges that by the operation of Section 7.8 hereof, the Lender will have the right and power to diminish or eliminate all of his rights under this Agreement and the Note issued to Lender.

7.10  Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms.

7.11  Exculpation by Lender. Lender acknowledges that he is not relying upon any person, firm, corporation or stockholder, other than the Company and its officers and directors in their capacities as such, in making its investment or decision to invest in the Company.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

Health Partnership Inc.

By:
Name:
Title:

LENDER:
Douglas J. Stukel

Amount:	$300,000.00

Address:	24750 Manor Drive Shorewood, Illinois 60431

EXHIBIT A

CONSENT

The undersigned acknowledges and agrees as follows:

1. Health Partnership Inc. (the “Company”) proposes to sell and issue one unsecured promissory note in the aggregate amount of $300,000 to Douglas Stukel (or an affiliate of his) to provide consideration to the Company on terms and conditions which have been fully disclosed to the undersigned (the “Contemplated Transaction”).

2. Pursuant to Section 7.13 of that certain Note Purchase Agreement dated October 31, 2005 by the Company and the lenders named on the Schedule of Lenders attached thereto (the “Note Purchase Agreement”), until the later of the Maturity Date or repayment of the Note (each as defined in the Note Purchase Agreement), the Company shall not take any action regarding, among others, the issuance of debt of more than $100,000 or Equity Securities (as defined in the Note Purchase Agreement) in any amount, without the express written consent of Gerard M. Jacobs, or, in the event of his death or incapacity, the trustee of the Roberti Jacobs Family Trust u/a/d 11-11-99.

3. The undersigned hereby consents to the Contemplated Transaction upon the terms stated herein and all such further agreements, instruments, certificates, documents and other amendments related thereto or deemed necessary by the Company in order to carry out the Contemplated Transaction.

4. This Consent is binding upon the successors and assigns of the undersigned.

5. This Consent is governed by and construed in accordance with the laws of the State of Illinois, without regard to choice or conflict of laws principles.

Date:
Gerard M. Jacobs

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EXHIBIT B

FORM OF PROMISSORY NOTE

THIS PROMISSORY NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE ”SECURITIES ACT”), OR REGISTERED UNDER ANY STATE SECURITIES LAWS. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED, HYPOTHECATED, OR OTHERWISE TRANSFERRED EXCEPT PURSUANT TO (A) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED, (B) AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT, OR (C) AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT PROVIDED BY RULE 144 THEREUNDER (IF AVAILABLE), IN EACH OF CASES (A) THROUGH (C) IN ACCORDANCE WITH ANY APPLICABLE STATE SECURITIES LAWS OF ANY STATE OF THE UNITED STATES.

PROMISSORY NOTE

No.	March-1	Date of Issuance:	March 31, 2006, 2006

$300,000.00

FOR VALUE RECEIVED, Health Partnership Inc., a Colorado corporation (the “Company”), hereby promises to pay to the order of Douglas J. Stukel (the “Lender”), the principal sum of Three Hundred Thousand Dollars ($300,000.00), together with interest thereon from the date of this Promissory Note (the “Promissory Note”). Interest shall accrue at a rate of ten percent (10%) per annum. The principal amount and all accrued and unpaid interest shall be due and payable by the Company on the earlier of July 31, 2006 or the day upon which the Company breaks escrow with respect to the sale of its Common Stock pursuant to its February 13, 2006 Confidential Private Placement Memorandum or any substitute financing therefore (the “Maturity Date”).

This Promissory Note is issued pursuant to that certain Note Purchase Agreement dated as of March 31, 2006, by and among the Company, the Lender, as amended, modified or supplemented from time to time (the “Purchase Agreement”), and capitalized terms not defined herein shall have the meaning set forth in the Purchase Agreement.

1. Payment. All payments shall be made in lawful money of the United States of America at the principal office of the Company, or at such other place as the Lender may from time to time designate in writing to the Company. Payment shall be credited first to Costs (as defined below), if any, then to accrued interest due and payable and any remainder applied to principal. Prepayment of principal may be made at any time. In connection with the delivery, acceptance, performance or enforcement of this Promissory Note, the Company hereby waives demand, notice, presentment, protest, notice of dishonor and other notice of any kind, and asserts to extensions of the time of payment, release, surrender or substitution of security, or forbearance or other indulgence, without notice. The Company agrees to pay all amounts under this Promissory Note without offset, deduction, claim, counterclaim, defense or recoupment, all of which are hereby waived. All payments made under this Promissory Note shall be made in priority to any payments with respect to any of the Other Indebtedness.

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2. Event of Default Interest. Upon the occurrence of an Event of Default pursuant to the Purchase Agreement, and continuing until such time as such Event of Default is cured, interest shall be due and payable on the whole of the unpaid principal balance at an annual rate of twenty percent (20%) per annum, compounded annually, or the maximum legally permitted rate, whichever is less. In addition, the Lender shall be entitled to a fee as set forth in Section 6.3 of the Purchase Agreement should the Note not be paid in full by the Maturity Date.

3. Amendments and Waivers; Resolutions of Dispute; Notice. The amendment or waiver of any term of this Promissory Note, the resolution of any controversy or claim arising out of or relating to this Promissory Note and the provision of notice shall be conducted pursuant to the terms of the Purchase Agreement.

4. Successors and Assigns. This Promissory Note applies to, inures to the benefit of, and binds the successors and assigns of the parties hereto; provided, however, that the Company may not assign its obligations under this Promissory Note without the written consent of the Lender may not, and Lender may not without the written consent of the Company (which shall not be unreasonably withheld, and which shall be consented to in the event of assignment of this Note to the individual who provided Lender the funds to enable Lender to fund the Note), assign all or any portion of this Promissory Note. Any transfer of this Promissory Note may be effected only pursuant to the Purchase Agreement and by surrender of this Promissory Note to the Company and reissuance of a new note to the transferee. The Lender and any subsequent holder of this Promissory Note receives this Promissory Note subject to the foregoing terms and conditions, and agrees to comply with the foregoing terms and conditions for the benefit of the Company.

5. Officers and Directors not Liable. In no event shall any officer or director of the Company be liable for any amounts due and payable pursuant to this Promissory Note.

6. Expenses. The Company hereby agrees, subject only to any limitation imposed by applicable law, to pay all expenses, including reasonable attorneys’ fees and legal expenses, incurred by the Lender (“Costs”) in endeavoring to collect any amounts payable hereunder which are not paid when due, whether by declaration or otherwise. The Company agrees that any delay on the part of the Lender in exercising any rights hereunder will not operate as a waiver of such rights. The Lender of this Promissory Note shall not by any act, delay, omission or otherwise be deemed to have waived any of its rights or remedies, and no waiver of any kind shall be valid unless in writing and signed by the party or parties waiving such rights or remedies.

7. Governing Law. This Promissory Note shall be governed by and construed under the laws of the State of Illinois

8. Approval. The Company hereby represents that its board of directors, in the exercise of its fiduciary duty, has approved the Company’s execution of this Promissory Note based upon a reasonable belief that the principal provided hereunder is appropriate for the Company after reasonable inquiry concerning the Company’s financing objectives and financial situation.

Health Partnership Inc.

By:
Name:
Title:

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